Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS
OF
ZOVIO INC
a Delaware corporation
ARTICLE I
OFFICES
The registered office of Zovio Inc (the "Corporation") in the State of Delaware will be as provided for in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"). The Corporation will have offices at such other places as the Board of Directors may from time to time determine.
ARTICLE II
STOCKHOLDERS
2.1 Location of Meetings; Remote Communication.
(a) Meetings of stockholders may be held at such place, either within or without the State of Delaware, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.1(b).
(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(1) Participate in a meeting of stockholders; and
(2) Be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
2.2 Annual Meeting.
Unless Directors are elected by written consent in lieu of an annual meeting, the Board of Directors shall fix a date for the annual meeting of stockholders for the election of Directors on a date and at a time designated by or in the manner provided in these Bylaws, provided that the date of the annual meeting shall be within 13 months following the date of the last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting (or if no such meeting has been held or if no such consent has been signed, within 13 months of the date of incorporation). Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect Directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the Directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
2.3 Special Meeting.
Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or the Chief Executive Officer. Special meetings of stockholders may not be called by any other person. The business to be transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such place, on such date, and at such time as the majority of the Board of Directors or the Chief Executive Officer shall fix.
2.4 Stockholder Proposals and Nominations.
(a) At an annual meeting of the stockholders, only such business shall be conducted and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event a public announcement of the date of such annual meeting is first made by the Corporation fewer than 70 days prior to the date of such annual meeting, the close of business on the tenth 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.
(b) A stockholder's notice to the Secretary with respect to a proposal to be brought before an annual meeting other than the nomination of one or more persons for election to the Board of Directors, shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (A) the name and address of such stockholder, as it appears in the Corporation's books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are beneficially owned and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (F) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal. The notice procedures set forth in this paragraph (b) shall not be deemed to affect any rights of stockholders to request inclusion of s proposal in the Corporation's proxy statement pursuant to, and in compliance with the requirements of, Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act").
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with this paragraph (b); and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 2.4. Such stockholder's notice to the Secretary with respect to the nomination of one or more persons for election to the Board of Directors, shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (2) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, the information required to be provided pursuant to paragraph (b) of this Section 2.4. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in the stockholder's notice of nomination which pertains to the nominee or any other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) For purposes of this Section 2.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(e) Notwithstanding anything herein to the contrary, Sections 2.4(a)-(d) of these Bylaws shall be effective only upon the Corporation's initial public offering of Common Stock or otherwise at such times as the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.
2.5 Notice of Meetings.
(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the information required to gain access to the list of stockholders entitled to vote, if such list is to be open for examination on a reasonably accessible electronic network, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by the Delaware General Corporation Law (the "DGCL"), the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.
(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (2) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for giving the notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.5 shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, "electronic transmission" means any form of communication not directly involving the physical transmission of paper that creates a record the recipient may retain, retrieve and review and reproduce in paper form through an automated process.
(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice described in the preceding sentence, shall be deemed to have consented to receiving such single written notice.

2.6 Waiver of Notice.
Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.
2.7 Adjourned Meetings.
Any meeting of the stockholders may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.8 Voting, Quorum and Required Vote.
(a) Unless provided in the Certificate of Incorporation and subject to Section 6.7, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.
(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(c) When a quorum is present at any meeting of stockholders, in all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereon shall decide the matter brought before such meeting, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or applicable law or regulation. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.
2.9 Proxies.
(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or
(2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(b) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.9(a)(2) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(c) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
2.10 Voting Rights of Fiduciaries, Pledgors and Joint Owners of Stock.
(a) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee's proxy, may represent such stock and vote thereon.
(b) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, such person's act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

2.11 Voting Procedures and Inspectors.
(a) If the Corporation has a class of voting stock that is: (1) listed on a national securities exchange; (2) authorized for quotation on an interdealer quotation system of a registered national securities association; or (3) held of record by more than 2,000 stockholders, the procedures set forth in this Section 2.11 shall apply to any meeting of stockholders.
(b) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
2.12 List of Stockholders Entitled to Vote.
(a) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation is not required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
(b) The stock ledger shall be the only evidence considered in determining which stockholders are entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
2.13 Organization and Conduct of Business at Stockholder Meetings.
(a) Unless otherwise determined by the Board of Directors, one of the following shall preside over each meeting of stockholders, in the following order of precedent: (1) the Chairman of the Board;

(2) the Chief Executive Officer; (3) the President; or (4) a chairman of the meeting chosen by a majority of the stockholders present at the meeting.
(b) Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, the Secretary, or an Assistant Secretary, shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary, or an Assistant Secretary, the chairman of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.
(c) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (1) establishing an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; (5) limitations on the time allotted for questions or comments by participants; and (6) regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
2.14 Stockholder Action by Written Consent.
Subject to the rights of any holders of Preferred Stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by the Board of Directors. The Corporation shall hold an annual meeting of stockholders (i) in accordance with the rules and regulations of any exchange on which the Corporation’s securities are listed and (ii) as otherwise required by these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
BOARD OF DIRECTORS
3.1 Powers.
The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

3.2 Number.
Subject to any limitations imposed by the Certificate of Incorporation, the authorized number of Directors of the Corporation shall be fixed from time to time by the Board of Directors by resolution duly adopted by the Board of Directors, except that in the absence of such resolution, such number shall be one.
3.3 Election and Term of Office.
(a) Except as provided below in Section 3.4, the Directors shall be elected by a plurality vote of the shares represented in person or by proxy at each annual meeting of the stockholders, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. No person entitled to vote at an election for Directors may cumulate votes.
(b) The Directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the Directors in each class to hold office until their successor are elected and qualified. At each annual meeting of stockholders, the successor to the class of Directors whose term shall then expire shall be elected to hold office for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding anything herein to the contrary, in accordance with Section 141(d) of the DGCL, this Section 3.3(b) shall become effective only upon stockholder approval of these Bylaws.
(c) Directors need not be stockholders of the Corporation. Notwithstanding the foregoing, no person shall be elected to serve as a Director if such person is in a management position with or a director of a direct competitor of the Corporation.
3.4 Vacancies.
(a) Unless otherwise provided in the Certificate of Incorporation: (1) vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director; and (2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled only by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided in the Certificate of Incorporation, when one or more Directors shall resign from the board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.
(c) If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
3.5 Resignation.
Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time is fixed in the resignation in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.
3.6 Removal.
Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the Directors of the Corporation may be removed from office by the stockholders at any annual or special meeting of stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, but only for cause, by the affirmative vote of at least a majority of the outstanding shares of common stock of the Corporation.
3.7 Meetings.
(a) Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.
(b) Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.
(c) Notice of the time and place of special meetings shall be (1) delivered personally by hand, by courier or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages; (2) sent by United States first-class mail, postage prepaid; (3) sent by facsimile; or (4) sent by electronic mail or other means of electronic transmission, directed to each Director at that Director's address, telephone number, facsimile number, electronic mail address or other means of contact through electronic transmission, as the case may be, as shown on the Corporation's records. If the notice is (A) delivered personally by hand, by courier or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, (B) sent by facsimile or (C) sent by electronic mail or other means of electronic transmission, it shall be sent in a manner designed to be delivered at least 24 hours before the time of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least three days before the time of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation's principal executive office) nor the purpose of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
3.8 Organization.
(a) At every meeting of the Directors, the Chairman of the Board, or in the absence of the Chairman of the Board, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of an Assistant Secretary, a secretary of the meeting chosen by the chairman of the meeting, shall act as secretary of the meeting and take the minutes thereof.
(b) To promote the free exchange of ideas and candid discussions, only Directors are entitled to be present at meetings of the Board of Directors, provided that the Board of Directors may invite non-Directors to attend such meetings. Any non-Director shall be excluded from a meeting of the Board of Directors at any time by a majority vote of the Directors present at the meeting.
3.9 Participation by Conference Telephone or Electronic Video Screen Communication.
The Board of Directors of the Corporation may hold its meetings, and have an office or offices, within or without the State of Delaware. Members of the Board of Directors of the Corporation, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or electronic video screen communication or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at the meeting.
3.10 Quorum.
A majority of the total number of Directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation. Whether or not a quorum is present, a majority of the Directors present at a meeting may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
3.11 Action by Unanimous Written Consent.
Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.12 Compensation of Directors.
The Board of Directors shall have the authority to fix the compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV
COMMITTEES
4.1 Committees of the Board of Directors.
(a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(b) Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (1) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval; or (2) adopting, amending or repealing any bylaw of the Corporation.
(c) Unless otherwise provided in the Certificate of Incorporation or the resolutions establishing a committee, or in the charter of a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
4.2 Organization.
(a) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law: adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
(b) To promote the free exchange of ideas and candid discussions, only committee members are entitled to be present at committee meetings, provided that the committee may invite non-committee members to attend such meetings. Any non-committee member shall be excluded from a meeting of the committee at any time by a majority vote of the committee members present at the meeting.
ARTICLE V
OFFICERS
5.1 Officers.
The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer. The Board of Directors may also appoint a Chairman of the Board (who shall be a Director), one or more Assistant Secretaries, Assistant Chief Financial Officers, and such other officers and agents with such powers and duties as it shall deem necessary from time to time in accordance with this Article V; provided, however, that the Chairman of the Board shall not be considered an officer of the Corporation unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person.

5.2 Election of Officers, Vacancies.
The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall be elected by the Board of Directors, and each shall hold office until such officer resigns, is removed or otherwise disqualified to serve, or such officer's successor is elected and qualified. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
5.3 Subordinate Officers.
The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the Corporation may require, each of whom shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President. Each officer appointed pursuant to this Section 5.3 shall hold office until such officer resigns, is removed or otherwise disqualified to serve, or such officer's successor is appointed and qualified.
5.4 Removal and Resignation.
(a) Any officer may be removed either with or without cause, by the Board of Directors, at any regular or special meeting thereof. Any officer appointed pursuant to Section 5.3 by the Chief Executive Officer or the President may be removed by the Chief Executive Officer, or in the absence of a Chief Executive Officer, the President, unless such power of removal is expressly withheld by the Board of Directors.
(b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
5.5 Delegation of Authority.
The Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation to any other officers, agents, or Directors, notwithstanding any provision hereof.
5.6 Chief Executive Officer.
Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the Chief Executive Officer of the Corporation shall have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if there be none, preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.
5.7 Chairman of the Board.
The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors.
5.8 President.
Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation, other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President, and shall perform all duties and have all powers that are commonly incident to the office of president of a corporation or that are delegated to the President by the Board of Directors.
5.9 Vice President.
Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.
5.10 Chief Financial Officer.
(a) Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation and shall be deemed to perform all the functions of the "Treasurer" as contemplated by the DGCL. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.
(b) The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as are authorized, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of the transactions by the Corporation and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.
5.11 Secretary.
(a) The Secretary shall keep or cause to be kept, at a principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.
(b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
(c) The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.
5.12 Other Elected Officers.
The other officers elected by the Board of Directors pursuant to Section 5.2 shall, respectively, have such powers and perform such duties as may from time to time be prescribed for them by the Board of Directors, the Chief Financial Officer or the President.

5.13 Action with Respect to Securities of Other Corporations.
Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE VI
STOCK
6.1 Stock Certificates.
(a) The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.6 shall have been followed). Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chief Executive Officer, or the President or Vice-President, and by the Chief Financial Officer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
(b) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 6.3, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.1 or Sections 6.2(b), 6.3 and 6.4, with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
6.2 Issuance of Stock; Lawful Consideration.
(a) Shares of stock may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the Board of Directors shall determine. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the Corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares in accordance with Section 6.2(b).
(b) The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
6.3 Restrictions on Transfer and Ownership of Securities.
A written restriction or restrictions on the transfer or registration of transfer of a security of the Corporation, or on the amount of the Corporation's securities that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.1, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.1, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.
6.4 Voting Trusts and Voting Agreements.
(a) One stockholder or two or more stockholders may by agreement in writing deposit capital stock of an original issue with or transfer capital stock to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement.
(b) The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation.
(c) The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the Corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.
6.5 Transfers of Shares.
(a) Registration of transfer of shares of stock of the Corporation shall be effected on the books of the Corporation as follows:
(1) Certificated Shares. In the case of certificated shares, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a designated transfer agent or certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for transfer or payment of taxes shall not be required in any case in which the officers of the Corporation determine to waive such requirement.
(2) Uncertificated Shares. In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the Corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the Corporation determine to waive such requirement.
(b) No transfer of shares of capital stock shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
6.6 Lost, Stolen or Destroyed Certificates.
The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.7 Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
MISCELLANEOUS
7.1 Form of Records.
Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the DGCL.
7.2 Reliance upon Books, Reports and Records.
A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
7.3 Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
7.4 Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Assistant Chief Financial Officer.
7.5 Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.

7.6 Time Periods.
In applying any provision of these Bylaws which requires that an act be done or not be done in a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
7.7 Construction and Definitions.
Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing the masculine gender include the feminine and neuter, the singular number includes the plural and the plural number includes the singular,
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS
8.1 Indemnification—Third Party Proceedings.
The Corporation shall indemnify any person (the "Indemnitee") who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director or officer of the Corporation, or any subsidiary of the Corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (the "Indemnitee Agent") by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, Director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 8.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this ARTICLE VIII or under the DGCL), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.
8.2 Indemnification—Proceedings by or in the Right of the Corporation.
The Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a Director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, Director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 8.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this ARTICLE VIII or under the DGCL) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine is proper.
8.3 Successful Defense on Merits.
To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Section 8.1 and Section 8.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee or Indemnitee Agent against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith.
8.4 Certain Terms Defined.
For purposes of this ARTICLE VIII, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.
8.5 Advancement of Expenses.
The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Section 8.1 and Section 8.2 above. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within 20 days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation's discretionary authority hereunder.

8.6 Notice of Claim.
Indemnitee shall, as a condition precedent to his or her right to be indemnified under this ARTICLE VIII, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this ARTICLE VIII, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this ARTICLE VIII. Notice to the Corporation shall be given by hand delivery or by mail and shall be directed to the Secretary of the Corporation at the principal business office of the Corporation (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.
8.7 Enforcement Rights.
Any indemnification provided for in Section 8.1, 8.2 or 8.3 shall be made no later than 60 days after receipt of the written request of Indemnitee. If a claim or request under this ARTICLE VIII, under any statute, or under any provision of the Certificate of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within 60 days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to Section 8.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 8.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The Board of Directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.
8.8 Assumption of Defense.
In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this ARTICLE VIII for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (1) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (2) Indemnitee or Indemnitee Agent shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (3) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's or Indemnitee Agent's counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee's or Indemnitee Agent's expense.
8.9 Approval of Expenses.
No expenses for which indemnity shall be sought under this ARTICLE VIII, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.
8.10 Subrogration.
In the event of payment under this ARTICLE VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
8.11 Exceptions.
Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this ARTICLE VIII:
(a) Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to the DGCL, or (ii) for any acts or omissions or transactions from which a Director may not be relieved of liability pursuant to the DGCL; or
(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this ARTICLE VIII or any other statute or law or as otherwise required under the DGCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or
(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this ARTICLE VIII, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or
(d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation; or
(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the 1934 Act, as amended, or any similar successor statute.
8.12 Partial Indemnification.
If Indemnitee is entitled under any provision of this ARTICLE VIII to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

8.13 Coverage.
This ARTICLE VIII shall, to the extent permitted by law, apply to acts or omissions of (1) Indemnitee which occurred prior to the adoption of this ARTICLE VIII if Indemnitee was a Director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (2) Indemnitee Agent which occurred prior to the adoption of this ARTICLE VIII if Indemnitee Agent was an employee or other agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this ARTICLE VIII shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Certificate of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the DGCL or any other applicable law shall not affect any rights or obligations then existing under this ARTICLE VIII. The provisions of this ARTICLE VIII shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This ARTICLE VIII shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.
8.14 Non-Exclusivity.
Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested Directors, or under the laws of the State of Delaware.
8.15 Severability.
Nothing in this ARTICLE VIII is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this ARTICLE VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this ARTICLE VIII that shall not have been invalidated.
8.16 Mutual Acknowledgement.
Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its Directors and officers under this ARTICLE VIII or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.
8.17 Officer and Director Liability Insurance.
The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and Directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this ARTICLE VIII. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the

Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.
8.18 Notice to Insurers.
If, at the time of the receipt of a notice of a claim pursuant to Section 8.6 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
8.19 Attorneys' Fees.
In the event that any action is instituted by Indemnitee under this ARTICLE VIII to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this ARTICLE VIII, or to enforce or interpret any of the terms of this ARTICLE VIII, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The Board of Directors may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.
ARTICLE IX
AMENDMENTS
These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.
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CERTIFICATE OF SECRETARY
The undersigned hereby certifies that:
1. She is the secretary of ZOVIO INC, a Delaware corporation; and
2. The foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors and became effective on April 2, 2019.
IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of April 2, 2019.

/s/ Diane Thompson Diane Thompson Executive Vice President, General Counsel and Secretary